NORTHEAST BANCORP

500 Canal Street

Lewiston, Maine 04240

October 5, 2007

Dear Shareholder:

On behalf of the Board of Directors, we cordially invite you to attend the Annual Meeting of Shareholders of Northeast Bancorp (the “Company”) which will be held at the Hilton Garden Inn – Auburn River Watch located at 14 Great Falls Plaza, Auburn, Maine 04210 on Wednesday, November 7, 2007, at 11 a.m., local time.

At the Annual Meeting, shareholders will be asked (i) to elect twelve directors as members of the Board of Directors of the Company for a one year term and (ii) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof. On the following pages you will find the Notice of the Annual Meeting of Shareholders and the Proxy Statement giving information concerning matters to be acted upon at the meeting. Of course, we will be present at the Annual Meeting to answer any questions you might have.

I sincerely hope you will be able to attend the Annual Meeting. HOWEVER, WHETHER OR NOT YOU ARE ABLE TO ATTEND THE ANNUAL MEETING, IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date, and return the enclosed proxy card which will indicate your vote upon the various matters to be considered. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

We thank you for your continued support and look forward to seeing you at the Annual Meeting of Shareholders.

Very truly yours,

/s/ James D. Delamater

James D. Delamater

President and Chief Executive Officer

NORTHEAST BANCORP

500 Canal Street

Lewiston, Maine 04240

____________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on November 7, 2007

____________________________

TO THE SHAREHOLDERS OF NORTHEAST BANCORP:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of the Shareholders of Northeast Bancorp, a Maine corporation (the “Company”), will be held at the Hilton Garden Inn – Auburn River Watch located at 14 Great Falls Plaza, Auburn, Maine 04210 on Wednesday, November 7, 2007, at 11 a.m., local time, to consider and act on the following matters:

1.	Election of twelve directors to serve as members of the Board of Directors of the Company for a one year term; and
2.	Such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on September 21, 2007 are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments thereof. Each shareholder, even though he or she may presently intend to attend the Annual Meeting, is requested to sign and date the accompanying proxy card and return it without delay in the enclosed, postage-paid envelope. Any shareholder present at the Annual Meeting may withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting.

By Order of the Board of Directors

and the President

/s/ Suzanne M. Carney

Suzanne M. Carney

Clerk

Lewiston, Maine

October 5, 2007

NORTHEAST BANCORP

500 Canal Street

Lewiston, Maine 04240

______________________________

PROXY STATEMENT

2007 ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 7, 2007

_____________________________

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Northeast Bancorp, a Maine corporation (the “Company”), of proxies to be voted at the 2007 Annual Meeting of Shareholders to be held on Wednesday, November 7, 2007, at 11 a.m., local time (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at the Hilton Garden Inn – Auburn River Watch located at 14 Great Falls Plaza, Auburn, Maine 04210.

At the Annual Meeting, shareholders will be asked to consider and vote on the election of twelve nominees to serve as directors of the Company for a one year term, and such other business as may properly come before the meeting.

This Proxy Statement and the enclosed form of proxy are first being sent to shareholders, together with the Notice of Annual Meeting, on or about October 5, 2007.

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended June 30, 2007 (the “2007 Annual Report”), including financial statements, accompanies this Proxy Statement, but is not part of the proxy solicitation materials.

Shareholders are urged to complete, date, and sign the accompanying form of proxy and return it promptly in the envelope provided with these materials. No postage is necessary if the proxy is mailed in the United States in the accompanying envelope.

PROXIES AND VOTING AT THE MEETING

Record Date and Voting Rights

The Board of Directors has fixed the close of business on September 21, 2007 as the record date (the “Record Date”) for the determination of the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of the Record Date, the Company had issued and outstanding approximately 2,391,322 shares of common stock, $1.00 par value per share (“Common Stock”), constituting the Company’s only class of voting securities outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date entitles the record holder to cast one vote with respect to each matter to be voted upon at the Annual Meeting. The presence of a majority of the Company’s outstanding Common Stock as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.

Directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. In connection with the election of directors, votes may be cast in favor of or withheld from each nominee. Votes withheld from director nominees will be counted in determining whether a quorum has been reached. However, since directors are elected by a plurality, a vote against a director nominee and votes withheld from a nominee or nominees will not affect the outcome of the election.

Approval of other matters submitted to shareholders at a meeting where a quorum is present requires approval by a majority of the votes which are cast at the meeting by holders of shares entitled to vote on the subject matter, unless the Company’s articles of incorporation or bylaws or state law requires a greater number of votes.

Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum; but since they are neither a vote cast in favor of, nor a vote cast opposing, a proposed action, abstentions and broker non-votes typically will not be counted as a vote cast on any routine matter. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter. Therefore, abstentions and broker non-votes generally have no effect under Maine law with respect to the election of directors or other matters requiring the approval of a percentage of votes cast at the meeting.

Voting and Revocation of Proxies

All properly executed proxies received prior to or at the Annual Meeting will be voted in accordance with the instructions indicated on such proxies, if any. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted FOR the election of each of the Board of Directors’ nominees for directors. The Company is not aware of any matter to be presented at the Annual Meeting other than those matters described in the Notice of Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting for consideration, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

Any shareholder giving a proxy may revoke it at any time before it is exercised by duly executing and submitting a later-dated proxy, by delivering written notice of revocation to the Company which is received at or before the Annual Meeting (but prior to any vote taking place), or by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy). Any written notice revoking a proxy should be sent to the Clerk of the Company at the Company’s principal executive offices, located at the address set forth above.

Cost of Solicitation

The Company will bear the entire cost of the solicitation of proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. The Company will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of the Company’s Common Stock. In addition to use of the mail, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person or by telephone.

CORPORATE GOVERNANCE

The Board of Directors

The Board of Directors, which is elected by the shareholders, is responsible for the overall management of the business and affairs of the Company. It has the ultimate decision-making authority, except with respect to those matters reserved to the shareholders. The Board and its committees review the Company’s long-term strategic plans and exercise direct decision-making authority in a number of areas, such as declaring a dividend. The Board of Directors selects, advises and monitors the performance of the senior management team, which is charged with the conduct of the Company’s business and the implementation of the board’s strategic plan. The Board of Directors also reviews development and succession plans for the Company’s senior executive officers, as needed.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that govern the structure of the Board of Directors and outline the Board’s policies on a number of the Company’s corporate governance issues and procedures. These guidelines embody long-standing practices of the Company and also include procedures designed to incorporate current corporate governance best practices. The Company’s corporate governance practices are designed to align the interests of the Board and management with those of the Company’s shareholders and to promote honesty and integrity throughout the Company. Portions of the Corporate Governance Guidelines are described below and are available as described herein.

Director Qualifications and Independence

The Corporate Governance Guidelines require that the Board of Directors consist of a majority of independent directors. In general, since changing the Company’s listing from the American Stock Exchange (“AMEX”)to the NASDAQ Stock Exchange (“NASDAQ”), the Board of Directors determines independence on the basis of standards established by NASDAQ and other facts and circumstances the Board considers relevant.

The Board of Directors and its Nominating and Corporate Governance Committee (the “Corporate Governance Committee”) evaluate the relationships between each director (or his or her immediate family members and related interests) and the Corporation and its subsidiaries to determine compliance with the NASDAQ independence rules. Based on that review, the Board of Directors has affirmatively determined, upon the recommendation of the Corporate Governance Committee, that every director, other than Messrs. Delamater, Jackson, Schiavi and Lazenby, are independent under these standards.

All directors are required to own at least 1,000 shares of common stock of the Company on or before the second anniversary of their election to the board.

Executive Sessions of the Board.

As provided in the Corporate Governance Guidelines, the independent directors of the Company will normally meet in executive session at least four times per year following a meeting of the Board of Directors. Since the Chairman of the Board is an independent director, the Chairman serves as the presiding director at these sessions.

Board Attendance and Annual Meeting Policy.

It is the Company’s policy that directors should make every effort to attend each meeting of the Board of Directors, each meeting of the committees on which they serve, and the Company’s annual meeting of shareholders. During the fiscal year ended June 30, 2007 (the “2007 fiscal year”), there were 14 meetings of the Board of Directors, and each of the directors attended at least 75% of the meetings of the Board of Directors and committees on which he or she served. A regular meeting of the Board of Directors is scheduled in conjunction with the annual meeting. All directors attended the 2006 annual meeting of shareholders other than Messrs. Goguen, Rosmarin and Schiavi.

Board Committee Membership and Meetings.

The Board of Directors has established various committees to assist the Board in fulfilling its responsibilities. All of the members of the committees are nominated by the Corporate Governance Committee and appointed by the Board of Directors. The Board of Directors had four standing committees during the

2007 fiscal year: Audit Committee, Personnel and Compensation Committee (“Compensation Committee”), Corporate Governance Committee, and Executive Committee. Members of these committees are elected annually at the Board of Directors’ meeting following the annual meeting of shareholders. Each of these committees, except for the Executive Committee, is composed entirely of independent directors and operates under a charter approved by the Board of Directors setting out the purposes and responsibilities of the committee. The committees of the Board of Directors annually review and, as appropriate, revise their respective charters to reflect, among other things, changing regulatory developments. Descriptions of these committees are provided below:

•        Audit Committee. The audit committee currently consists of four directors, all of whom were independent under the AMEX rules at the time such rules were applicable, and all of whom are independent under the NASDAQ rules and other SEC rules and regulations applicable to audit committees.

The Audit Committee is responsible for ensuring that an adequate audit program and controls exist, and its duties include: (i) conducting an annual review of the adequacy of the Company’s system of internal accounting and its audit program, including a review of the activities of its subsidiary Bank’s examining committees, maintaining direct reporting responsibility and regular communication with the Company’s internal audit staff, and reviewing the scope and results of the internal audit procedures of the Company and its subsidiary; (ii) monitoring the integrity of the consolidated financial statements of the Company; (iii) the engagement or discharge of the Company’s independent public accountants and pre-approving any non-audit services; (iv) meeting with the independent public accountants to review the plans and results of the audit engagement, to review all reports of independent auditors and bank regulatory examinations, and to respond to such reports; (v) approving the services to be performed by the independent public accountants and giving consideration to the range of the audit and non-audit fees; (vi) establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, and auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and (vii) monitoring the integrity of the Company’s internal loan review system.

As a part of its duties, the Audit Committee reviews with management and the independent auditor the annual and quarterly financial statements of the Company, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any material changes in accounting principles or practices used in preparing the financial statements prior to filing of a report on Form 10-K or 10-Q with the SEC. The audit committee reviews annually the scope of the proposed internal audit, external audit, and credit review activities and also reviews the actual coverage of those activities. The audit committee also reviews annually, together with management, the independent public accountant and the contents and conclusions of the audited financial statements. Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the “Report of Audit Committee” included below.

The Audit Committee, which is comprised of James P. Day, Ronald J. Goguen, Dennis A. Wilson and Judith W. Kelley, held six meetings during the 2007 fiscal year. The Board of Directors has determined that Mr. Day and Ms. Kelley qualify as audit committee financial experts. All four Audit Committee members are independent under the independence standards applicable to audit committee membership. The Audit Committee Charter is available on the Company’s website at www.northeastbank.com.

•      Compensation Committee. The compensation committee currently consists of four independent directors. The Compensation Committee provides overall guidance with respect to the establishment, maintenance and administration of the Company’s compensation policies, programs, and employee benefit plans, including the review and recommendation of the chief executive officer’s and other executive officers’ compensation. The Compensation Committee also reviews and makes recommendations to the Board of Directors as to the form and amount of compensation for the Company’s directors. The Compensation Committee, which is comprised of John B. Bouchard, Ronald J. Goguen, Stephen W. Wight, and Dennis A. Wilson, held five meetings during the 2007 fiscal year. The Compensation Committee charter is available on the Company’s website at www.northeastbank.com.

•      Corporate Governance Committee. The Corporate Governance Committee currently consists of four independent directors. The Corporate Governance Committee identifies individuals qualified to become board members and recommends to the Board nominees for election of directors, consistent with criteria approved by the Board. In addition, the Corporate Governance Committee recommends to the Board the Company’s corporate governance guidelines. The Corporate Governance Committee also leads the Board in its annual self-evaluation and review of individual board member performance and recommends to the Board membership for each Board committee. In the event of a vacancy in the office of the chief executive officer, the Corporate Governance Committee, together with the executive committee, is responsible for recommending a successor to the full Board. The Corporate Governance Committee, which consists of Judith W. Kelley, John Rosmarin, James P. Day, and Stephen W. Wight, held three meetings during the 2007 fiscal year. The Corporate Governance Committee Charter and Governance Guidelines are available on the Company’s website at www.northeastbank.com.

•      Executive Committee. The Executive Committee of the Board of Directors is empowered to act on behalf of, and to exercise all the powers of, the full Board of Directors in the management of the business and affairs of the Company when the Board of Directors is not in session, except to the extent limited by the Company’s Articles of Incorporation or Bylaws, or by Maine law. The Executive Committee, consisting of Judith W. Kelley, James D. Delamater, John Rosmarin, and John H. Schiavi, did not meet during the 2007 fiscal year.

Director Compensation.

Directors of the Company also are directors of the Bank. Each director receives a combined annual retainer from the Company and the Bank in the amount of $4,000. In addition, each director receives $700 for each meeting of the Board of Directors of the Company or the Bank that they attend, and an additional $200 for each committee meeting that they attend (only if such committee meeting is held on a day other than one on which a Board of Directors meeting is held). Directors receive only one meeting fee when meetings of the Board of Directors of the Company and the Bank are held on the same day. The Chairman of the Board of the Company and the Bank also receives an additional annual retainer of $4,000 for services rendered in such capacity. Starting in August, 2007, management directors no longer receive compensation for services rendered as directors.

Name	Annual Retainer (Company and Bank)	Meeting Fees	Committee Fees	Total
Judith W. Kelley......	$8,000	$8,400	$200	$16,600
John Rosmarin.........	$4,000	$8,400	$200	$12,600
John B. Bouchard......	$4,000	$8,400		$12,400
James D. Delamater....	$4,000	$8,400	$200	$12,600
James P. Day............	$4,000	$7,700		$11,700
Ronald J. Goguen......	$4,000	$4,200		$ 8,200
Philip C. Jackson.......	$4,000	$7,700	$200	$11,900
Pender J. Lazenby......	$4,000	$8,400	$200	$12,600
John H. Schiavi.........	$4,000	$7,700	$200	$11,900
Stephen W. Wight......	$4,000	$7,700	$200	$11,900
Dennis A. Wilson.......	$4,000	$8,400	$200	$12,600

Director Nomination Process.

The Corporate Governance Committee generally identifies director candidates through recommendations made by its independent directors, but will consider candidates proposed or suggested by Board members, management, third party search firms retained by the Corporate Governance Committee and shareholders.

The Corporate Governance Committee is responsible for assessing all director candidates and recommending nominees to the Board. Pursuant to the Corporate Governance Guidelines, the Corporate Governance Committee and the Board will select director nominees based on the merit, qualifications, performance and competency of the candidate and the Company’s business needs. Candidates must be individuals of the highest character and integrity who possess significant experience or skills that will benefit the Corporation and must be free of conflicts of interest that would interfere with their ability to discharge their duties or violate any applicable laws or regulations. The Board of Directors also believes that its directors ideally should reflect a mix of experience and other qualifications. There is, however, no firm requirement of minimum qualifications or skills that a candidate must possess.

When evaluating nominees, the composition of the entire Board is taken into account, including the need for a majority of independent directors, the diversity of experience and background represented on the Board, the need for financial, business, academic, public and other expertise on the Board and its committees and the desire for directors working cooperatively to represent the best interests of the Company and its shareholders, customers, communities and employees. Candidates must be willing and able to devote the time necessary to discharge their duties and have the desire to represent and evaluate the interests of the Company as a whole. Also, the assessment of a candidate includes consideration of the number of public boards on which he or she serves. A director, such as Mr. Wilson, who has reached the age of 72 cannot be nominated for election to the Board.

Shareholders also may nominate persons for election as directors at an annual shareholders’ meeting if such nominations are made in accordance with the procedures set forth in the Company’s Articles of Incorporation, and such shareholder nominees will be considered by the Corporate Governance Committee. The Articles of Incorporation require that advance notice of such proposed nomination shall be received by the Secretary of the Company not less than thirty (30) days nor more than sixty (60) days prior to any meeting of the shareholders called for the election of the Directors; provided, however, that if fewer than fourteen (14) days’ notice of the meeting is given to shareholders, such written notice of a proposed nomination shall be received not later than the close of the tenth day following the day on which the notice of the meeting was mailed to shareholders. Each notice shall set forth (a) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (b) the principal occupation or employment of each such nominee, and (c) the number of shares of stock of the Company which are beneficially owned by each such nominee. The shareholder making the nomination must be present in person or by proxy at the meeting. Shareholder nominations are considered on the same basis as nominations made by the Corporate Governance Committee.

Communications with Directors.

The Board of Directors has established a process for shareholders and other interested parties to communicate with the Board or a particular director. An individual may send a letter to Northeast Bancorp, Attention: Corporate Clerk, 500 Canal Street, Lewiston, ME 04240. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters should state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Clerk will circulate the communications (with the exception of commercial solicitations) to the appropriate director or directors. Communications marked “Confidential” will be forwarded unopened. A log of all correspondence addressed to the directors will be kept for periodic review by the Corporate Governance Committee and any other interested director.

Code of Ethics.

The Board adopted a Code of Ethics which applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. The Company is committed to the highest standards of ethical and professional conduct, and the Code of Conduct and Ethics provides guidance in how to uphold these standards. The Code of Ethics consists of basic standards of business practice as well as professional and personal conduct. Any amendments to, or waivers of, the Code of Ethics (to the extent applicable to the principal executive officer, principal financial officer or principal accounting officer) will be promptly disclosed by the Company. The Corporate Governance Committee has been charged with monitoring, overseeing, and reviewing compliance with the Ethics Code.

Availability of Corporate Governance Documents

The full text of the Corporate Governance Guidelines, the Ethics Code, and the charters of the Audit Committee, the Compensation Committee, and the Corporate Governance Committee are all available on the Company’s website located at www.northeastbank.com.

PROPOSAL I

ELECTION OF DIRECTORS

In accordance with the Company’s Articles of Incorporation and bylaws, and based on the recommendation of the Corporate Governance Committee, the Board of Directors has fixed the number of directors to be elected at the Annual Meeting at twelve. All of the Company’s current directors except Dennis A. Wilson have been nominated for re-election as directors of the Company to hold office until the 2007 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. Mr. Wilson has met the 72 year age limit according to the bylaws and will, therefore, be retiring from the Board.

It is intended that the proxies received from shareholders, unless contrary instructions are given therein, will be voted FOR the election of the nominees named below, each of whom has consented to being named herein and has indicated his or her intention to serve if elected. If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election, it is intended that the shares represented by the proxies will be voted for such other person as the Company’s Board of Directors shall designate to replace such nominee. The Board of Directors has no reason to believe that any of the nominees will not be available or prove unable to serve if so elected.

Nominees for Director

The age of each nominee, their positions and offices with the Company and the Bank, their term of office as a director of the Company, their business experience during the past five years, and additional biographical data is set forth below. Information with respect to the nominees is as of September 21, 2007, except as otherwise stated.

Name of Nominee	Age	Position with Company (1)	Director Since
Judith W. Kelley..............	51	Chairman of the Board	1994
John Rosmarin.................	59	Vice Chairman of the Board	1997
Conrad L. Ayotte.............	52	Director Nominee
John B. Bouchard.............	71	Director	1996
James D. Delamater.........	56	President, Chief Executive Officer, and Director	1987
James P. Day....................	47	Director	2003
Ronald J. Goguen.............	61	Director	1990
Philip C. Jackson.............	62	Senior Vice President of Bank-Trust Operations and Director	1987
Pender J. Lazenby............	57	Chief Risk Officer and Director	2003
John C. Orestis.................	64	Director Nominee
John H. Schiavi................	69	Director	1998
Stephen W. Wight............	63	Director	1987

______________

(1)	The board of directors of the Bank is identical to that of the Company.

All directors of the Company hold office until the earlier of the next annual meeting of the shareholders and until their successors have been duly elected and qualified, or their death, resignation, or removal.

Judith W. Kelley has been the Chairman of the Board of the Company and the Bank since 2002 and has been a director of the Company and the Bank since 1994. Ms. Kelley, a certified management accountant (“CMA”), also is the CEO of Aqua Maine, Inc., a water utility serving various communities in Maine.

John Rosmarin has been Vice Chairman of the Board of Directors of the Company since 2002 and a director of the Company and the Bank since 1997. Mr. Rosmarin is the President and Chief Executive Officer of Saunders Manufacturing Company, Inc., an office products manufacturer and distributor, a position he has held since 1982.

Conrad L. Ayotte has been Vice President, Treasurer, Chief Financial Officer and Co-owner of JS McCarthy Printers in Augusta, Maine since 2000. Mr. Ayotte has held a variety of senior level positions with successful local businesses in Maine and received public accounting experience with the firms of Price Waterhouse & Company and at Schatz, Fletcher & Associates, CPA’s in Augusta, Maine, where he was a partner. Mr. Ayotte is a Certified Public Accountant and received his undergraduate degree from Thomas College, his Masters of Business from Notre Dame Graduate School of Business and an honorary Doctorate from Thomas College.

John B. Bouchard has served as a director of the Company and the Bank since 1996. Mr. Bouchard is the owner of John B. Bouchard Builder, a construction contractor.

James D. Delamater has been President, Chief Executive Officer and a director of the Company and the Bank since 1987.

James P. Day has been a director of the Company and the Bank since April 2003. Mr. Day is, and has been since 2000, the President of LRI, Inc., a real estate development company in Lewiston, Maine. From 1987 to 2000, Mr. Day served as the Treasurer of LRI, Inc. (and its predecessor, Lewiston Raceways, Inc.).

Ronald J. Goguen has been a director of the Company and the Bank since 1990. He is President and Chief Executive Officer of Landdrill International, Inc., a Canadian corporation that provides contract drilling services primarily to companies in the mineral and metals industries. Mr. Goguen also is the President of Royal Oaks Real Estate, Inc. and also of Royal Oaks Golf & Country Club, Inc.

Philip C. Jackson has been a director of the Company and the Bank since 1987. Mr. Jackson also has served as the Senior Vice President of the Bank’s Trust Operations since 1997. From 1991 to 1994, Mr. Jackson served as President of Bethel Savings, the predecessor to the Bank.

Pender J. Lazenby has been a director of the Company and the Bank since 2003. Further, since February 2005, Mr. Lazenby has served as the Chief Risk Officer and Senior Vice President of Northeast Bank. Before joining the Board of Directors, Mr. Lazenby had served in a variety of positions with FleetBoston (and BankBoston prior to its acquisition in 1999) from 1994 until his retirement at the end of 2002. During this period, Mr. Lazenby served as Executive Credit Officer (1999-2000) and Senior Approval Authority (2001-2002) in Corporate Banking (FleetBoston); Group Senior Credit Officer in Corporate Banking (1998-2000) and in Commercial Real Estate (1994-1998) at BankBoston.

John C. Orestis has been the owner, Treasurer and Chief Development Officer of Schooner Estates Retirement Community in Auburn, Maine since 2006 as well as the President and Chief Executive Officer of North Country Associates in Lewiston, Maine since 1981. Mr. Orestis received his Juris Doctorate from American University and was a senior Partner at Skelton, Taintor, Abbott & Orestis, Attorneys from 1968 to 1987, specializing in business and tax law. Mr. Orestis has served on many government and civic organizations throughout Maine, including the Maine Healthcare Organization and the Maine Economic Growth Council.

John H. Schiavi has been a director of the Company and the Bank since 1997. Mr. Schiavi has been the President and sole owner of Schiavi Enterprises, a real estate development firm, since 1962. He also serves on the board of directors of Major Drilling.

Stephen W. Wight has been a director of the Company and the Bank since 1987. Mr. Wight is the owner of Sunday River Inn, LLC, a resort hotel, and the manager of Wight Enterprises LLC, a property management company.

There is no family relationship between any of the Company’s directors, nominees to serve as director, or executive officers. There are no arrangements between any director or director nominee of the Company and any other person pursuant to which he or she was, or will be, selected as a director.

The Board of Directors recommends a vote FOR

the election of all 12 nominees.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

The following summary compensation table sets forth the cash and non-cash compensation paid to or accrued for the past fiscal year for the Company’s Chief Executive Officer, Chief Financial Officer and for the three other most highly compensated executive officers of the Company or its subsidiaries whose total compensation exceeded $100,000 for the fiscal year ended June 30, 2007 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Bonus	Non-equity Incentive Plan Compensation	All Other Compensation (1)
James D. Delamater...................... President and Chief Executive Officer	2007	$240,694	0	0	$8,957

Robert S. Johnson.......................... Chief Financial Officer	2007	$138,271	0	0	$4,940

Marcel C. Blais.............................. Chief Operating Officer, Retail Banking	2007	$138,271	0	0	$4,508

Pender J. Lazenby......................... Chief Risk Officer	2007	$139,392	0	0	$5,213

Craig Sargent................................. President, Northeast Bank Insurance Group, Inc.	2007	$75,000	$7,500	$238,390	$2,604

(1)	These amounts include payments made in 2007 as follows:

(i) term life insurance premiums of $1,032 for Mr. Delamater; $792 for Mr. Johnson; $360 for Mr. Blais; $1,032 for Mr. Lazenby; and $276 for Mr. Sargent.

(ii) matching 401k contributions of $6,405 for Mr. Delamater; $4,148for Mr. Johnson; $4,148 for Mr. Blais; $4,181 for Mr. Lazenby; and $2,250 for Mr. Sargent.

(iii) automobile reimbursement allowance of $1,520 for Mr. Delamater; and $78 for Mr. Sargent.

Stock Option Grants

The Company has two stock option plans under which it may make awards of incentive and non-qualified stock options. During the fiscal year ended June 30, 2007, no awards were made to any of the Named Executive Officers.

Outstanding Equity Awards At Fiscal Year End

The following table sets forth, for each of the Named Executive Officers, the number of shares of Common Stock acquired pursuant to the exercise of stock options during the 2007 fiscal year, the number of the stock options held at June 30, 2007, and the realizable gain of outstanding stock options that are

“in-the-money.” The in-the-money stock options are those with exercise prices that are below the year-end stock price as a result of an increase in stock value since the date of the grant.

Outstanding Equity Awards At Fiscal year End

OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options: Exercisable	Option Exercise Price	Option Expiration Date
James D. Delamater..............................	2,000 1,500 1,000 7,500 3,000 5,000	$18.50 $8.875 $ 8.00 $8.875 $ 8.25 $13.10	02/20/08 09/17/09 12/17/09 10/16/08 08/18/10 07/20/11

Non-Equity Incentive Plan Compensation

The following table summarizes information with respect to grants of plan-based awards to the Named Executive Officers during fiscal year 2007.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)
James D. Delamater........................................	September 21, 2007	88,164
Marcel C. Blais...............................................	September 21, 2007	69,627
Robert S. Johnson...........................................	September 21, 2007	61,286
Pender J. Lazenby...........................................	September 21, 2007	59,203
Craig R. Sargent.............................................	September 21, 2007	68,000

Employment Agreements

With the exception of Craig Sargent, the Company does not have employment agreements with any of the Named Executive Officers. Mr. Sargent’s five year employment agreement was signed in September 2004 and provides for deferred compensation, receipt of 5% of the purchase price of each successful insurance agency acquisition and 2.5% of the annual pretax profits of the insurance agency division of the Bank.

401(k) Plan Employees Savings Plan

The Company maintains a tax-deferred defined contribution plan (the “401(k) Plan”) for its employees. Each employee who is scheduled to work at least 1,000 hours per year and is at least 18 years of age may elect to participate in the 401(k) Plan once he or she has completed ninety days of service. Under the 401(k) Plan, a participating employee is given an opportunity to make an elective contribution under a salary deferral savings arrangement of up to a maximum of 15% (or $11,000) of the participant’s pre-tax compensation. Each such contribution is fully vested in the participant. In addition, the Company may, in its sole discretion, make a separate matching contribution on behalf of employees who elect to participate in the plan by contributing an amount equal to a specified percentage of their compensation to the plan. Messrs. Delamater, Johnson, Blais, Lazenby, and Sargent participated in the 401(k) Plan at approximately 6.34%, 9.32%, 9.97%, 9.27%, and 13% of their salaries, respectively. For the year ended June 30, 2007, the

Company made 401(k) matching contributions on behalf of its employees in the amount of approximately $220,700. No profit sharing contributions were paid under the plan for the fiscal year ended June 30, 2007.

COMPENSATION DISCUSSION AND ANALYSIS

THE COMPENSATION COMMITTEE

Makeup and Charter of the Committee

The Company has a standing Compensation Committee, referred to as the “Committee” hereinafter in this discussion. The Committee operates pursuant to a Committee charter (which is available on the Company’s website) that has been approved by the Board. The Board determined that each of the directors listed below, who served as members of the Committee during the fiscal year ended June 30, 2007, is independent according to the Board’s independence standards as set out in the Company’s Governance Principles (which are available on the Company’s website), and applicable rules of the SEC and the corporate governance rules of NASDAQ. The Compensation Committee has the authority to retain and compensate advisors that it deems necessary to fulfill its duties. The Compensation Committee met 5 times in 2007. For fiscal year 2007, the Committee’s members were:

Mr. Ronald J. Goguen (Chair)	Mr. Dennis A. Wilson
Mr. John B. Bouchard	Mr. Stephen W. Wight

The Committee’s Job

The Committee is charged with formulating and making recommendations to the Board with respect to compensation issues relating to directors and senior officers of the Company, including the Chief Executive Officer. The Committee also makes recommendations regarding, and administers, the Company’s stock option plans, each in accordance with its terms, which are described below. The Committee reviews and makes recommendations regarding the general merit increase budget for salaried and hourly employees and has general oversight of employee benefit programs. In addition, the Committee, in consultation with the Chief Executive Officer, considers and reports to the Board regarding employee or executive succession matters.

Continuing Process

Although many compensation decisions are made in the first quarter of the fiscal year, our compensation planning process neither begins nor ends with any particular Committee meeting. Compensation decisions are designed to promote our fundamental business objectives and strategy.

The Compensation Committee approves all compensation and awards to executive officers, which include the chief executive officer, the chief financial officer, the chief operations officer, the chief risk officer and senior vice presidents. Generally, on its own initiative, the Compensation Committee reviews the performance and compensation of the chief executive officer and, following discussions with, where it deems appropriate, the human resource director or other appropriate advisors, establishes his compensation level and determines whether or not to make equity awards to the chief executive officer. For the remaining executive officers, the chief executive officer and the human resource director make recommendations to the Compensation Committee that generally, with minor adjustments, are approved. With respect to equity compensation awarded to others, the Compensation Committee grants restricted stock and stock options, generally based upon the recommendation of the chief executive officer.

The Committee Has Reviewed The Appropriateness Of Compensation

The Compensation Committee reviewed the amounts payable under each individual element of compensation, as well as in the aggregate, for each named executive officer and concluded that the individual elements of, and total aggregate compensation, paid to each named executive officer were appropriate. Factors the Compensation Committee considered in analyzing compensation include:

* Total compensation;

* Internal pay equity;

* The company’s stock ownership and/or stock retention policies;

* The competitive environment for recruiting executive officers, and what the relevant competitors pay; and

* The “need” to provide each element of compensation and the amounts targeted and delivered.

The Committee Engaged A Consulting Firm To Provide Outside Expertise

The Compensation Committee Charter grants the Compensation Committee the sole and direct authority to hire and fire advisors and compensation consultants and approve their compensation. To assist the Compensation Committee in establishing “targeted overall compensation” (i.e., the aggregate level of compensation that we will pay if performance goals are fully met), in 2007 we engaged Berry, Dunn, McNeil & Parker, a regionally recognized consulting firm, to perform a study of the compensation of senior management at the Company and at comparable companies and for research, survey information. Studies like this one cover in detail only those individuals for whom compensation information is disclosed publicly. As a result, these studies specifically cover the five most highly compensated officers at each company. Generally, this correlates to our president and the individuals who are executive vice presidents or the equivalent at the Company. Berry, Dunn, McNeil & Parker also provided us with data that was less company-specific to assist us with respect to establishing compensation at other levels within our organization. The overall results of this study provided the starting point for our analysis.

COMPENSATION STRUCTURE AND POLICIES

Compensation Philosophy

The Company’s success is dependent upon its ability to attract and retain highly qualified and motivated executives. The Company endorses the philosophy that executive compensation should reflect Company performance and the contribution of such officers to that performance. Our executive compensation program is designed to support our company’s core values and strategic objectives. Moreover, our compensation philosophy is intended to align the interests of management with those of our shareholders.

Compensation Objectives

The Company’s compensation policy is designed to achieve the following fundamental objectives: (i) attract and retain qualified executives, (ii) motivate performance to achieve specific strategic objectives of the Company, and (iii) align the interests of senior management with the long-term interests of the Company’s stockholders. We more specifically attempt to achieve these objectives through competitive base salary, incentive bonuses and stock option grants.

Key Elements Of Executive Compensation

The Chief Executive Officer’s annual salary is determined primarily on the basis of his individual performance and the performance of the Company. While no mathematical weighting formula exists, the Committee considers all factors which it deems relevant, including the Company’s financial results, the duties and responsibilities of the Chief Executive Officer, the Chief Executive Officer’s individual performance relative to written objectives established at the beginning of each year, and current compensation levels. Awards pursuant to option plans are made in accordance with the respective plans.

We compensate our senior management through a mix of base salary, bonus and equity compensation designed to be competitive with comparable employers and to align management’s incentives with the long-term interests of our stockholders. Our compensation setting process consists of establishing targeted overall compensation for each senior manager and then allocating that compensation among base salary and incentive compensation. At the senior-most levels, we design the incentive compensation to reward company-wide performance through tying awards primarily to earnings growth and stock appreciation. At lower levels, we design the incentive compensation to reward the achievement of specific operational goals within areas under the control of the relevant employees, although company-wide performance is also a factor.

The key elements of the Company’s compensation program currently are base salary, an annual performance-based cash bonus, long-term equity-based incentives and Deferred Compensation. We believe a competitive base salary is important to attract and retain good executives. We believe annual performance-based bonuses are valuable in recognizing and rewarding individual achievement. Finally, we believe equity-based compensation makes executives “think like owners” and, therefore, aligns their interests with those of our stockholders.

COMPENSATION PRINCIPLES

We Believe Compensation Should Be Competitive And Reward Performance

The Company designs executive compensation policies, as described more fully below, to attract and retain qualified executives by providing compensation packages which are competitive within the marketplace and which compensate executives in a manner that encourages individual performance consistent with shareholder expectations.

We Are Focused On Keeping Compensation Reasonable And Realistic

The Committee determined the amount of each type of compensation for each executive by reviewing publicly available information regarding other companies which are similar to this company, by assessing possible demand for our executives by competitors and other companies, by evaluating the compensation appropriate to attract executives to Central Maine, where we are located, by consulting, when appropriate, with compensation consulting firms and by consulting with the Chief Executive Officer with respect to the other executive officers. Based on that review, we concluded that our program was well balanced between cash, non-cash and incentive elements and that the base salaries of our executives were generally appropriate.

ELEMENTS OF EXECUTIVE COMPENSATION

Overview

Executive compensation consists of the following main elements: a base salary that reflects the scope of the executive’s responsibility and is competitive within the geographic base, annual cash-based incentive bonuses tied to the Company’s success in achieving certain financial performance goals established in advance by the Personnel and Compensation Committee and stock-based incentive awards, such as stock option grants, which provide rewards and incentives for enhancing shareholder value.

In allocating compensation among these elements, we believe that the compensation of our senior-most levels of management -- the levels of management having the greatest ability to influence the Company’s performance -- should be predominately performance-based, while lower levels of management should receive a greater portion of their compensation in base salary.

Base Salary

Our approach is to pay base salaries which are competitive with the salaries paid to executives of other companies of similar size and our judgment of the particular executive’s experience, performance and potential contributions to the Company. Base pay is a critical element of executive compensation because it provides executives with a base level of monthly income. We want to provide our senior management with a level of assured cash compensation in the form of base salary that facilitates an appropriate lifestyle given their professional status and accomplishments.

Bonuses

Our practice is to award cash bonuses based upon performance objectives. For fiscal 2007, the performance goals for our chief executive officer were as follows: maintain, by supporting and training, the company-wide culture of Shared Values, meet net income and/or budget objectives, achieve satisfactory regulatory results, improve ROE by 100 basis points over the prior year, improve efficiency ratio by 2% over the prior year, increase the number or products and services sold per customer, acquire at least one additional property and casualty insurance agency and meet overall organic growth expectation of this line of business and continue to pursue acquisitions that are accretive to earnings.

Equity Compensation

Historically, the primary form of equity compensation that we awarded consisted of non-qualified stock options. We selected this form because of the favorable accounting and tax treatments and the expectation by employees in our industry that they would receive stock options. However, beginning in 2006, the accounting treatment for stock options changed as a result of Statement of Financial Accounting Standards No. 123(R), making the accounting treatment of stock options less attractive. As a result, we determined not to issue equity awards for 2007.

In establishing award levels, we generally do not consider the equity ownership levels of the recipients or prior awards that are fully vested. It is our belief that competitors who might try to hire away our employees would not give credit for equity ownership in the Company and, accordingly, to remain competitive, we cannot afford to give credit for that factor either.

Severance Benefits

Where the termination is due to a reduction in force or a projected reduction in force, our severance plan provides for benefits equal to two weeks of base salary per year of credited service with a minimum payment of 4 weeks of weekly salary and a maximum payment of 26 weeks of weekly salary. We also continue health and other insurance benefits for between one and six months corresponding to the termination benefits. We do not accelerate the vesting of equity compensation. In addition, a terminated employee is entitled to receive any benefits that he otherwise would have been entitled to receive under our 401(k) plan, and supplemental retirement plans, although those benefits are not increased or accelerated. We believe that these levels are below the general practice among comparable companies, although we have not conducted a study to confirm this. Based upon a hypothetical termination date of December 31, 2006, the severance benefit for our chief executive officer would have been as follows:

Base Salary.........................................................	$120,000.00
Healthcare and other insurance benefits.........................	$ 4,050.00

Retirement Plans

The Company maintains a traditional 401(k) plan pursuant to which the Company matches half of an employee contribution, up to 6%.

Deferred Compensation Agreements

In July 2007, the Personnel and Compensation Committee in an executive session with the full board, approved certain Salary Continuation Agreements for the following executive officers: James D. Delamater, Marcel C. Blais, Robert S. Johnson, Pender J. Lazenby, and Craig R. Sargent. The Committee approved the Agreements because they are a tool for retention creating incentive for senior level officers to stay with the Company.

As a general matter, the Salary Continuation Agreements provide for the payment of benefits to the participating executives as follows:

Name	Normal Retirement Payout
James D. Delamater......................................................	$63,164
Marcel C. Blais.............................................................	$44,627
Robert S. Johnson.........................................................	$36,286
Pender J. Lazenby.........................................................	$34,203
Craig R. Sargent............................................................	$60,000

Retirement benefits are payable monthly, beginning the month immediately after the month in which the Executive attains normal retirement age and is paid for 180 months. Early termination (i.e., termination before normal retirement age other than as a result of disability, death or cause) and disability benefits are paid monthly for 180 months beginning with the later of (x) the seventh month after the month in which the separation from service occurs or (y) the months immediately after the month in which the executive attains normal retirement age. Change of control benefits are paid in a lump sum within three days after the Change in Control. In addition, normal retirement, early termination and disability benefits will be paid in a lump sum upon the occurrence of a change in control, although the timing of the start of payment is unaffected. The death benefit is payable to the Executive’s beneficiary in a single lump sum 90 days after the date of death. No payment of any benefit will be made if the Executive is terminated for cause. Each participating Executive is entitled to only one payout under the Agreement, regardless of the number of events that occur.

The approximate annual cost of this deferred compensation plan is $150,000.

EXECUTIVE SHARE OWNERSHIP GUIDELINES

The Committee strongly supports share ownership by its executives. However, there is no formal requirement for executive officers to own shares of Northeast Bancorp. However, executives are encouraged to own shares.

OUR COMPENSATION DECISIONS

Based on the performance criteria discussed below, a base salary of $235,000 for Mr. Delamaster was recommended by the Committee and approved by the Board for fiscal year 2007. The Committee weighed many factors, with percentages allocated to each, for a possible total bonus of $25,000, including: maintain Shared Values culture (5%); meet net income and/or budget objectives (25%); achieve satisfactory regulatory results (25%); improve ROE by 100 basis points over the prior year (10%); improve efficiency ratio by 2% over the prior year (10%); present a new business plan to the Board no later than December 2005 (10%); develop an effective methodology to track the number of products and services sold per customer/household (5%); increase the number of products and services sold per customer (5%); and establish benchmarks for all nonbanking lines of business (5%). The Committee determined that Mr. Delamater’s base compensation for 2007 would be adjusted by 3% intended to be a cost of living adjustment.

With respect to the Company’s other executive officers, we approved base salary increases for fiscal year 2007 averaging 3% for such executive officers. The goals and related achievements upon which the 2007 compensation decision was based were the same criteria as the Chief Executive Officer.

Mr. Delamater’s compensation for 2007, as set forth in the Summary Compensation Table, and salary for 2007 were determined in accordance with the foregoing and approved by the Committee together with all other independent members of the Board.

The Chief Executive Officer and other senior officers were awarded a base salary increase for 2008 of 3% based on performance through June 30, 2007. The Committee, together with all other independent members of the Board, approved no bonus payment for 2007 performance based on the bonus criteria previously noted.

Mr. Delamater’s goals for 2008 and their percentage allocation for the potential $25,000 bonus are as follows: maintain the Shared Values culture (5%); meet net income and budget objectives (20%); achieve satisfactory regulatory results (10%); improve the ROE by 100 basis points over the prior year (15%); improve the efficiency ratio by 2% over the prior year (5%); increase the number of products and services sold per customer (5%); profitability of the nonbanking divisions (20%); and pursue acquisitions (20%).

Personnel and Compensation Committee Report

The Personnel and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Personnel and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is respectfully submitted by:

PERSONNEL AND COMPENSATION COMMITTEE

Ronald J. Goguen, Chairman	John B. Bouchard
Dennis A. Wilson	Stephen W. Wight

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the 2007 fiscal year, Messrs. Goguen, Wilson, Bouchard and Wight served on the Compensation Committee. None of the individuals is, or has been, an officer or an employee of the Company or the Bank. No member of the Personnel and Compensation Committee had any relationship requiring disclosure by the Company under the proxy rules promulgated under the Exchange Act.

RELATED PERSON TRANSACTIONS

On September 1, 2006, the Bank purchased real estate related to one of its branches from Director John H. Schiavi. The purchase price was $400,000 paid in cash of $297,000 and 5,000 shares of Northeast Bancorp common stock. The full board with the abstention of Mr. Schiavi, approved the real estate purchase from Mr. Schiavi at a meeting of the full board August 18, 2006.

The Bank has had, and expects to have in the future, various loans and other banking transactions in the ordinary course of business with the directors, executive officers, and principal shareholders of the Bank and the Company (or associates of such person). All such transactions: (i) have been and will be made in the ordinary course of business; (ii) have been and will be made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with unrelated persons; and (iii) in the opinion of management, do not and will not involve more than the normal risk of collectability or present other unfavorable features.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The firm of Baker, Newman & Noyes LLC, independent public accountants (“Baker”), has served as the Company’s auditors for the fiscal year ended June 30, 2006. On January 24, 2007, the Audit Committee of the Board of Directors of the Company dismissed Baker, and engaged Shatswell, MacLeod & Company, P.C.(“Shatswell”) of West Peabody, Massachusetts, as the independent public accountants to audit the consolidated financial statements of the Company and its subsidiary, Northeast Bank (the “Bank”). The change in accountants was approved by the Audit Committee on January 24, 2007.

In connection with the audits of the two fiscal years ending June 30, 2005 and June 30, 2006 and through January 24, 2007, there were no disagreements with Baker on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit report of Baker on the consolidated financial statements of the Company and its subsidiary for the years ended June 30, 2006 and June 30, 2005 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During that period, there were no “reportable events” within the meaning of Item 304 (a) (1) (v) of Regulation S-K promulgated under the Securities Act of 1933.

Shatswell is expected to have a representative present at the Annual Meeting who will be available to respond to appropriate questions from shareholders attending the meeting and to make a statement if they desire.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Shatswell and Baker for the audit of the Company’s annual financial statements for the years ended June 30, 2007 and June 30, 2006 and fees billed for other services rendered by such firms during those periods.

	2007	2006
Audit Fees: (1)	$99,075	$96,700
Audit-Related Fees: (2)	$30,761	$21,220
Tax Fees: (3)	$11,100	$12,450
	$ 0	$ 0

_______________________

(1)    Audit fees consistent principally of audit work performed on the consolidated financial statements, as well as work generally only the independent auditors can reasonably be expected to provide, such as statutory audits.

(2) Audit related fees consisted principally of audits of employee benefit plans in 2007 and 2006 fiscal years.
(3) Tax fees consisted principally of assistance with tax compliance, preparation of returns, and tax planning.
(4) The Company generally does not engage Baker or Shatswell for “other” services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

•

Audit services include audit work performed on the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

•

Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•

Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditor’s tax personnel, including tax analysis, assisting with coordination of execution of tax related activities, primarily in the area of corporate development, supporting other tax related regulatory requirements and tax compliance and reporting.

•	Other fees are those associated with services not captured in the other categories. The Company generally doesn’t request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves independent auditor services within each category. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The Member to whom such authority is delegated must report, for informational purposes only, any pre-approval decision to the Audit Committee at its next scheduled meeting.

Audit Committee Report

The audited financial statements of the Company, at and for the three year period ended on June 30, 2007, are included in the 2007 Annual Report. The Audit Committee oversees the Company’s financial reporting process and the independent audit of the annual consolidated financial statements. The Audit Committee is governed by a formal written audit committee charter. The Audit Committee reviews and reassesses the adequacy of the charter at least annually.

The Company, acting through its management and Board of Directors, has the primary responsibility for the financial statements and reporting process, including the systems of internal accounting controls. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the financial reporting process, and internal controls. Shatswell, independent auditors engaged by the Company, are responsible for auditing the Company’s annual financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements under the standards of the Public Company Accounting Oversight Board (United States) (PCAOB).

In performing its oversight function, the Audit Committee has reviewed the audited financial statements with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles used, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also has reviewed with Shatswell their judgments as to the quality and acceptability of the Company’s accounting principles. Management and Shatswell have advised the Audit Committee that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. The Audit Committee discussed with Shatswell matters covered by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee also discussed with Shatswell their independence from the Company and management, including those matters in Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the letter and disclosures from Shatswell to the Audit Committee pursuant to Standard No. 1. The Audit Committee confirmed that Shatswell had not provided any non-audit services to the Company during the 2007 fiscal year, with the exception of permitted tax compliance services.

In addition, the Audit Committee discussed with its internal auditors and Shatswell the overall scope and plans for their respective audits. The Audit Committee conferred with Shatswell, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee reviewed and discussed the audited consolidated financial statements of Northeast Bancorp as of and for the year ended June 30, 2007 with management and Shatswell.

Based on the reviews and the discussions referred to above, in reliance on management and Shatswell, and subject to the limitations of the role of the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, for filing with the Securities and Exchange Commission.

SUBMITTED BY THE FISCAL 2007 AUDIT COMMITTEE

James P. Day, Chairman	Judith W. Kelley
Dennis A. Wilson	Ronald J. Goguen

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s issued and outstanding Common Stock as of September 21, 2007, by: (i) each director and nominee for director of the Company, (ii) each of the Named Executive Officers, (iii) all directors and executive officers of the Company as a group, and (iv) each person known to the Company beneficially owning more than 5% of the outstanding Common Stock. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the Common Stock owned by them.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Number of Shares (1)	Percent of Class (2)

Directors and Certain Executive Officers
Judith W. Kelley.................................................................................	6,000 (3)	*
James D. Delamater.............................................................................	80,341 (4)	3.32%
Conrad L. Ayotte................................................................................	0
Marcel C. Blais..................................................................................	2,454	*
James P. Day....................................................................................	2,325	*
John B. Bouchard...............................................................................	9,348 (5)	*
Ronald J. Goguen...............................................................................	0
Phillip C. Jackson...............................................................................	25,038 (6)	1.04%
Robert S. Johnson...............................................................................	230	*
Pender J. Lazenby...............................................................................	500	*
John C. Orestis...................................................................................	1,000	*
John Rosmarin...................................................................................	7,000 (7)	*
Craig R. Sargent.................................................................................	11,000	*
John H. Schiavi..................................................................................	11,500 (8)	*
Stephen W. Wight..............................................................................	21,255 (9)	*
Dennis A. Wilson...............................................................................	43,375 (3)	1.95%

All directors and executive officers as a group (17 persons)..............................	226,866 (10)	9.21%

Other Beneficial Holders
Albert H. Desnoyers (11).............................................................................. 210 Washington Drive Watchung, NJ 07060	199,041	8.30%

Tontine Financial Partners, LP (12)................................................................. 200 Park Avenue, Suite 3900 New York, NY 10166	213,500	8.90%

Sandler O’Neill Asset Management LLC (13)................................................... 780 Third Avenue, 30th Floor New York, NY 10017	127,000	5.29%
James W. Nichols d/b/a Nichols Investment Management (14)............................. 175 Exchange Street Bangor, Maine 04402	172,546	7.19%
Thompson Hortsmann & Bryant, Inc. (15).................................................. Park 80 West Plaza One SaddleBrook, NJ 07663	212,300	8.85%

______________

*Less than 1%

(1)

In accordance with Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of a security for purposes of the rule if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within sixty days. As used herein, “voting power” is the power to vote or direct the voting of shares, and “dispositive power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.

(2)

In calculating the percentage ownership for a given individual or group, the number of shares of Common Stock outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days of the record date held by such individual or group, but are not deemed outstanding by any other person or group.

(3)	Includes 3,500 shares of Common Stock that may be acquired pursuant to currently exercisable options.
(4)	Includes 20,000 shares of Common Stock that may be acquired pursuant to currently exercisable options.
(5)	Includes 2,000 shares of Common Stock that may be acquired pursuant to currently exercisable options.
(6)

Includes 8,500 shares of Common Stock that may be acquired pursuant to currently exercisable options, 5,850 shares of Common Stock held by Mr. Jackson’s spouse and 1,350 shares of Common Stock held by his children, as to which Mr. Jackson disclaims beneficial ownership.

(7)

Includes 3,500 shares of Common Stock that may be acquired pursuant to currently exercisable options. Includes 2,875 shares of Common Stock held by Mr. Rosmarin’s spouse as to which Mr. Rosmarin disclaims beneficial ownership.

(8)	Includes 2,500 shares of Common Stock that may be acquired pursuant to currently exercisable options.
(9)

Includes 3,500 shares of Common Stock that may be acquired pursuant to currently exercisable options. Includes 7,350 shares of Common Stock held by Mr. Wight’s spouse as to which Mr. Wight disclaims beneficial ownership, and 2,250 shares of Common Stock held by his children.

(10)	Includes 47,000 shares of Common Stock subject to options which may be acquired by such directors and executive officers as a group pursuant to currently exercisable options.
(11)

The ownership information set forth herein is based in its entirety on material contained in a Schedule 13D, dated March 6, 1995, filed with the SEC by Mr. Desnoyers, as adjusted to reflect the payment of a 50% stock dividend in December 1997.

(12)

The ownership information set forth herein is based in its entirety on material contained in Amendment No. 1 to Schedule 13G, dated December 31, 2006, filed with the SEC by a group consisting of Tontine Financial Partners, LP (“TFP”), Tontine Management, LLC the general partner of TFP (“TM”), and Jeffrey L. Gendell, the managing member of TM.

(13)

The ownership information set forth herein is based in its entirety on material contained in a Schedule 13D, dated October 9, 2003, filed with the SEC consisting of a group partnerships of which Sandler, O’Neill Asset Management, Inc. (“SOAM”), is the sole general partner and to which SOAM Holdings, LLC a Delaware limited liability company (“Holdings”), provides administrative and management services, and Terry Maltese, the managing member and president of SOAM and Holdings.

(14)

The ownership information set forth herein is based in its entirety on material contained in a Schedule 13G, dated December 31, 2006, filed with the SEC by James Williams Nichols, doing business as Nichols Investment Management (“NIM”). NIM discloses that it holds 172,546 shares on behalf of its advisory clients and has sole power to vote 2,878 shares and sole power to dispose of 172,546 shares.

(15) The ownership information set forth herein is based in entirety on material contained in Schedule 13G, dated January 29, 2007, filed with the SEC .

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires all executive officers, directors, and persons who are the beneficial owner of more than 10% of the Common Stock of the Company to file reports of ownership with the Securities and Exchange Commission (the “SEC”) indicating their ownership of the Company’s equity securities and to report any changes in that ownership. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to comply therewith during the fiscal year ended June 30, 2007. The Company believes that all of these filing requirements were satisfied by its executive officers, directors, and by the beneficial owners of more than 10% of the Common Stock. In making this statement, the Company has relied on copies of the reporting forms received by it or on the written representations from certain reporting persons that no

Forms 5 (Annual Statement of Changes in Beneficial Ownership) were required to be filed under applicable rules of the SEC.

SHAREHOLDER PROPOSALS

Eligible shareholders who wish to present proposals for action at the 2008 Annual Meeting of Shareholders should submit their proposals in writing to the Clerk of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Corporate Clerk no later than June 4, 2008 for inclusion in next year’s proxy statement and proxy card. A shareholder proposal submitted outside of the SEC’s shareholder proposal process will be considered timely if received by the Corporate Clerk no later than August 18, 2008. A shareholder is eligible to present proposals if, at the time he or she submits the proposals, the shareholder owns at least 1% or $2,000 in market value of Common Stock and has held such shares for at least one year, and the shareholder continues to own such shares through the date of the 2008 Annual Meeting.

ANNUAL REPORT

The Company’s 2007 Annual Report for the fiscal year ended June 30, 2007, which includes financial statements, was mailed to shareholders together with the Notice of the Annual Meeting of Shareholders and Proxy Statement.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting other than the proposals specifically set forth in the Notice of Annual Meeting and referred to herein. If any other matters are properly presented for action at the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote or refrain from voting in accordance with their best judgment on such matters after consultation with the Board of Directors.

The Company will provide, without charge, to any shareholder upon written request, a copy of the Company’s Annual Report on Form 10-K, including financial statements and schedules thereto for the fiscal year ended June 30, 2007, as filed with the Securities and Exchange Commission (without exhibits). All such requests should be delivered to our executive offices c/o Suzanne Carney, Corporate Clerk, Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240. Copies of exhibits will be provided upon written request and payment of a reasonable fee to cover the costs of reproduction and mailing.

By Order of the Board of Directors and President
/s/ Suzanne M. Carney
Suzanne M. Carney Clerk

Lewiston, Maine

October 5, 2007

NORTHEAST BANCORP

Annual Meeting of Shareholders, November 7, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of shares of common stock of Northeast Bancorp (“Northeast”), a Maine corporation, does hereby appoint Judith W. Kelley and James D. Delamater, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the Northeast common stock that the undersigned held of record at 5:00 p.m., local time, on September 21, 2007, at the Annual Meeting of Shareholders of Northeast Bancorp to be held at Hilton Garden Inn - Auburn River Watch located at 14 Great Falls Plaza, Auburn, Maine on Wednesday, November 7, 2007 at 11 a.m., local time, or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

1.             ELECTION OF DIRECTORS

Nominees: Conrad L. Ayotte, John B. Bouchard, James P. Day, James D. Delamater, Ronald J. Goguen, Philip C. Jackson, Judith W. Kelley, Pender J. Lazenby, John C. Orestis, John Rosmarin, John H. Schiavi, and Stephen W. Wight .

☐ FOR ALL NOMINEES LISTED ABOVE	☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEE’S (except as marked to the contrary below) LISTED ABOVE

(Instructions: to withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.

In their discretion, on such other business as may properly come before the meeting (the Board of Directors is not aware of any matter other than the above proposals which is to be presented for action at the Annual Meeting).

All of the above proposals are described in greater detail in the accompanying Proxy Statement dated October 5, 2007, which descriptions are incorporated herein by reference.

(Please Sign and Date on Reverse Side)

(Continued from other side)

PLEASE SIGN AND RETURN PROMPTLY.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. If no direction is given, this proxy will be voted FOR the election of all nominees as directors.

PLEASE ENTER THE NUMBER OF SHARES OF NORTHEAST BANCORP COMMON STOCK YOU OWN:____________________________

(Please sign, date, and return this proxy form exactly as your name or names appear below whether or not you plan to attend the meeting.)

☐ I plan to attend the Annual Meeting.

☐ I do not plan to attend the Annual Meeting.

Date , 2007
Signature(s): Title or Authority (if applicable)

Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor,

administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his or her title. If shares are held in more than one capacity, this Proxy shall be deemed valid for all shares held in all capacities.